SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 8, 2013

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 8, 2013, we entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale of 9,000,000 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $19.00 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $18.05 per share. The net proceeds to us from this offering are expected to be approximately $162.1 million, after deducting underwriting discounts and commissions but before deducting other estimated offering expenses. The offering is expected to close on or about May 14, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,350,000 shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Isis and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to our effective registration statement on Form S-3ASR (Registration Statement No. 333-188407) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Patrick R. O’Neil relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On May 7, 2013, we issued a press release announcing that we had commenced the offering. On May 8, 2013, we issued a press release announcing that we had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

1.1	Underwriting Agreement, dated May 8, 2013.
5.1	Opinion of Patrick R. O’Neil.
23.1	Consent of Patrick R. O’Neil (included in Exhibit 5.1).
99.1	Press Release, dated May 7, 2013, titled “Isis Pharmaceuticals Announces Proposed Public Offering of Common Stock.”
99.2	Press Release, dated May 8, 2013, titled “Isis Pharmaceuticals Prices Public Offering of Common Stock.”

FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements regarding Isis’ financing plans, including statements related to Isis’ offering of common stock and intended use of net proceeds of the offering. Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs, including the commercial potential of kynamro, is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2012 and Isis’ quarterly report on Form 10-Q for the quarter ended March 31, 2013, which are on file with the sec. Copies of these and other documents are available from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: May 9, 2013	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Operating Officer

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated May 8, 2013.
5.1	Opinion of Patrick R. O’Neil.
23.1	Consent of Patrick R. O’Neil (included in Exhibit 5.1).
99.1	Press Release, dated May 7, 2013, titled “Isis Pharmaceuticals Announces Proposed Public Offering of Common Stock.”
99.2	Press Release, dated May 8, 2013, titled “Isis Pharmaceuticals Prices Public Offering of Common Stock.”